Exhibit 10.1
LEASE ABSTRACT FORM
Landlord 3001 Griffin Partners, LLC
Property Name: 3001 Griffin rd and 3091 Griffin rd, Dania Beach, Fl 33312
Tenant: Vapor Corp.
Suite Number:
Leasable Area: 13,323 square feet
Tenant contact info
Permitted Use: Administrative office, and storage, distribution of electronic cigarettes and related accessories
Lease Commencement Date: upon execution of this agreement
Rent Commencement Date: 45 days from the date hereof
Initial Lease Term: Two years from the Rent Commencement Date
Lease Options: Three one year options
Base Rent: $12,000 per month during the initial Lease Term
Increases in Base Rent: Rent shall increase by 5% for the first two option periods then 10% in the last option period

Common Area Expenses: None
Taxes: None
Pro-Rata Share: None
Prepaid Rent: $12,000
Security Deposit: $12,000
Prohibited Uses: Tenant will not take deliveries after 8 PM on weekdays or before 7 AM or on weekends
Tenant Improvements: to be completed by Tenant at its’ cost and approved by Landlord prior to commencement

LEASE
TENANT NAME
Vapor Corp. LEASE
THIS LEASE (“Lease”) made as of the                  day of                       200     , by and between 3001 Griffin Partners LLC, a Florida Limited Liability Partnership. (“Landlord”) and Vapor Corp., a Nevada Corporation (“Tenant”).
1. 1. PREMISES AND PARKING. Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, the Premises, as hereinafter defined, in the building known as whose address is 3001 Griffin Rd and 3091 Griffin Road Dania Beach Fl 33312 (the “Building”). The Premises shall mean the areas of the Building as shown on Exhibit “A” hereto. For the purposes of this Lease, the parties agree that the Premises contain 13,323 square feet of rentable area and that this number is binding and conclusive. Tenant acknowledges examining and inspecting the Premises, and all fixtures, equipment and other property appurtenant thereto and agrees to accept them in their “as is” condition existing on the Term Commencement Date, as hereinafter defined.
In addition to the Premises, Tenant has the right to use in common with others, public entrances, public stairways, building’s associated parking shown on exhibit E and public elevators of the Building (collectively, “Common Areas”). All of the Common Areas, and all other areas serving the Building, shall at all times be subject to Landlord’s exclusive control.

1. 2. COMMENCEMENT OF LEASE TERM. The term of this Lease (the “Term”) is two (2) years and, commencing on the Rental Commencement Date (the “Term Commencement Date”) and ending two (2) years from the Rental Commencement Date. Tenant’s obligation for the payment of rent shall commence 45 days from the date hereof (“Rental Commencement Date”).
2. 3. BASE RENT. Tenant agrees to pay to Landlord, in monthly installments on the first day of the month, Base Rent (as described in Paragraph 4) and all such other sums of money (“Additional Rent”) as shall become due hereunder. All checks are to be made payable to the order of Landlord and mailed or delivered to Landlord’s office at 3501 Griffin Rd Ft Lauderdale Fl 33312. or to such other address or payee specified in a notice given by Landlord to Tenant. If the Term does not commence on the first day of a month, the first installment of the Monthly Rent shall be prorated on a per diem basis and the partial month shall be added to the first year of the Lease. Tenant has deposited with Landlord the first month’s rent plus applicable sales tax of $12,720.00 which shall be applied to the first month’s rent due hereunder. Tenant shall not be responsible to reimburse Landlord for property taxes or Landlord’s costs of maintaining common areas of the building as same are defined hereunder.
3. 4. SCHEDULE OF BASE RENT. Tenant shall pay the Base Rent as same comes due in monthly installments at all times during the Lease, pursuant to the following Rent Schedule.
RENT SCHEDULE

	Annual Rent	Monthly Rent
Year 1	$144,000	$12,000
Year 2	$144,000	$12,000
Option Periods Year 3	$151,200	$12,600
Year 4	$158,760	$13,230
Year 5	$174,636	$14,553

*	plus all applicable state and municipal sales taxes
1. 5. OPERATING EXPENSES. Omitted

1. 6. SECURITY DEPOSIT. Tenant, concurrently with the execution of this Lease has deposited with Landlord the sum of twelve thousand dollars ($12,000), (“Security Deposit”). This sum shall be retained by Landlord as security for the payment by Tenant of the Base Rent and other sums payable by Tenant under this Lease (“Additional Rent”) and for the faithful performance by Tenant of all the other terms and conditions of this Lease. Landlord, at Landlord’s option, may at any time apply the Security Deposit or any part thereof toward the payment of the Base Rent and/or Additional Rent and/or toward the performance of Tenant’s obligations under this Lease. The Security Deposit is not liquidated damages. Landlord shall return the unused portion of the Security Deposit to Tenant within 30 days after the expiration of the Term if Tenant is not in breach of this Lease. If the Security Deposit is insufficient to cover Landlord’s actual damages, Tenant shall pay on demand to Landlord an amount sufficient to fully compensate Landlord for Tenant’s breach. Landlord may (but is not obligated to) exhaust any or all rights and remedies against Tenant before or after resorting to the Security Deposit. If Landlord makes any application of Tenant’s Security Deposit, Tenant will replenish the amount so applied within ten days after demand from Landlord. Failure to replenish the Security Deposit shall be deemed a default under the Lease. Landlord shall not be required to pay Tenant any interest on the Security Deposit nor hold same in a separate account.
If Landlord sells the Building, Landlord may deliver the Security Deposit or the unapplied portion thereof to the new owner. Tenant agrees that if Landlord turns over the Security Deposit or the unapplied portion thereof to the new owner, Tenant shall look to the new owner only and not to Landlord for the return of the Security Deposit upon expiration of the Term. No mortgagee of the Building will be liable for the return of any portion of the Security Deposit except to the extent actually received by such mortgagee.
Tenant shall, from time to time promptly upon request, furnish to Landlord Tenant’s and any guarantor’s current and past financial statements, certified as being true, accurate and complete. Landlord shall keep such information confidential, but may disclose same to actual or prospective mortgagees and purchasers.
1. 7. PERMITTED USE. Tenant will use and occupy the Premises for administrative offices and warehousing and distribution of electronic cigarettes and related accessories and for no other use or purpose (“Permitted Use”). In addition to the Rules and Regulations set forth in Exhibit C hereto, Tenant shall not suffer or permit the Premises or any part of them to be used in any manner, or suffer or permit anything to be done in or brought into or kept in the Premises, which would in any way: (a) violate any law or requirement of public authorities; (b) cause injury to the Building or any part thereof; (c) constitute a public or private nuisance; (d) alter the appearance of the exterior of the Building or of any portion of the interior other than the Premises pursuant to the provisions of this Lease; or (e) involve the use, generation, storage or disposal of hazardous or toxic materials or substances.
2. 8. TRANSFER, ASSIGNMENT OR SUBLETTING. Tenant shall not transfer, assign, mortgage, pledge, or encumber this Lease or sublet the Premises in whole or in part, or permit the Premises to be used or occupied by others, intentionally or by operation of law, without the prior consent in writing of Landlord in each instance, which shall not be unreasonably withheld. If Tenant is an entity any disposition(s) of the majority of the voting interests therein, or any change in the power to vote the majority of the interests therein, in one or a series of transactions, shall be treated as an assignment of this Lease requiring Tenant to obtain Landlord’s prior written consent thereto. If this Lease is transferred or assigned, or if all or any part of the Premises shall be sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect Base Rent and Additional Rent from the assignee, subtenant or occupant, and apply the net amount collected to the Base Rent and Additional Rent due. Such collection shall not be deemed a waiver of Landlord’s right to declare Tenant in default of this provision absent Landlord’s express written consent to such assignment or subletting. In the event of any transfer or assignment, Tenant shall continue to be liable in accordance with the terms and conditions of this Lease and shall not be released from the performance thereof absent Landlord’s written consent to such release. The consent by Landlord to a particular transfer, assignment, mortgage, subletting, pledge, or encumbrance shall not be construed to relieve Tenant from obtaining the express written consent of Landlord to any other such transaction. Tenant shall reimburse Landlord’s actual attorneys’ fees and expenses incurred in connection with Tenant’s assignment, subletting, transfer, or encumbrance of this Lease or any interest therein. All cash or other consideration, including any excess Rent beyond the Rent set forth herein, received by Tenant as the proceeds of, or resulting from, any assignment, sale, or sublease of Tenant’s interest in this Lease and/or the Premises, whether consented to by Landlord or not, shall be paid to Landlord, notwithstanding the fact that such proceeds exceed the Rent called for hereunder, unless Landlord agrees to the contrary in writing, and Tenant hereby assigns all rights it might have or ever acquire in any such proceeds to Landlord.
3. 9. SERVICES; FORCE MAJEURE:
A. A. Landlord agrees to furnish Tenant, while Tenant is occupying the Premises and during such time as Tenant is not in default or breach of the Lease, the following services, subject to the terms of this Lease:
i. (i) Omitted.
ii. (ii) Electric lighting for public areas and service areas of the Building as may in the judgment of Landlord be reasonably required. Tenant shall pay for the cost of electric and water consumed within the demised premises. Tenant will permit Landlord access to the timer controlling the lights for the public areas with reasonable notice to Tenant so Landlord may adjust same at Landlord’s reasonable discretion.
It is understood that Landlord does not warrant that any of the services referred to above, or any other services which Landlord may supply, will be free from interruption. Tenant acknowledges that any one or more of such services and other Landlord obligations hereunder may be suspended or delayed by reason of accident or repairs, alterations or improvements necessary to be made, or by strikes or lockouts, or by reason of operation of law, or other causes beyond the reasonable control of Landlord. No such interruption or discontinuance of service or delay with respect to other Landlord obligation shall be deemed a breach hereunder by Landlord, an eviction or a disturbance of Tenant’s use and possession of the Premises or any part thereof, or render Landlord liable to Tenant for damages by abatement of Base Rent or any Additional Rent or otherwise, or relieve Tenant from the performance of any of Tenant’s obligations under this Lease.
i. 10. REPAIRS AND ALTERATIONS. After receipt from Tenant of written notice of the need therefore, Landlord, at its expense, shall make necessary repairs to the foundation, outer walls, interior load bearing walls and roof of the Building and the Building’s Common Areas. Notwithstanding the foregoing, Landlord shall be released of its obligation under this Paragraph if the need for repair was caused by, or Landlord’s repair is disturbed, by: (i) the misuse, improper conduct, omission or neglect of Tenant, its subtenants, agents, servants, employees, contractors, invitees or licensees (collectively, “Tenant’s Agents”); and/or (ii) any improvements or changes in or to the Premises made by or for Tenant.

Tenant, at its expense, shall keep the Premises (and any Building systems located outside the Premises and which exclusively serve the Premises) in good order and condition and shall make all repairs therein and thereto which are not required of Landlord pursuant to the immediately preceding Paragraph. Tenant shall maintain and repair the heating, air conditioning and ventilation (HVAC) serving the Demised Premises and contract with licensed HVAC repair company to perform monthly maintenance of same. Tenant shall maintain and repair plumbing, lighting and electrical systems within the Demised Premises except any change to electrical or plumbing due to the building not meeting Building Code which change is not related to work done by Tenant.
Except as expressly consented to in writing by Landlord, Tenant will make no alterations, additions or improvements in or to the Premises, provided however, Landlord shall not unreasonably withhold its consent to any alterations, additions or improvements so long as: (i) the aggregate cost thereof does not exceed $2,000 and (ii) such alterations, additions or improvements do not affect the structure or exterior portion of the Building, or the electrical, mechanical, telecommunications, plumbing or other Building systems. All alterations, fixtures or improvements, except office furniture, other personal property and fixtures which shall be readily removable without injury to the Premises, shall be and remain a part of the Premises at the end of the Term, unless Landlord, by written notice given to Tenant at least thirty (30) days before the end of the Term, elects to have all or any of the same removed, in which case Tenant shall remove the same at its expense. In all events, Tenant shall promptly repair all damage caused in connection with any removal provided for by this Paragraph.
i. 11. DELAY OF POSSESSION. If Landlord is unable to give possession of the Premises by reason of the holding over of any prior tenant or for any other reason other than the action or inaction of Tenant or Tenant’s Agents, so long as such inability continues, a per diem abatement of Base Rent and Additional Rent shall be allowed to Tenant if such inability to deliver possession continues beyond the scheduled date for Rent to commence hereunder, but nothing shall operate to extend the Term and said abatement shall be the full extent of Landlord’s liability to Tenant on account of delay in Tenant’s obtaining possession of the Premises.
ii. 12. CHARGES DEEMED ADDITIONAL RENT. All charges to Tenant by Landlord for services or for work done on the Premises by order of Tenant, or otherwise accruing under this Lease, shall be considered as Additional Rent and be collectible as such.
iii. 13. FIRE OR CASUALTY. If the Premises shall be rendered untenantable by fire or other casualty during the Term, Landlord shall have 270 days from the date on which the Premises are rendered untenantable to make the Premises tenantable. Landlord shall have the right to utilize all insurance proceeds required for leasehold improvements as specified in Paragraph 20 of the Lease. If the Premises cannot, in the judgment of Landlord, be made tenantable within that time, Landlord shall, upon reaching such judgment, give notice to Tenant that the Premises cannot be made tenantable within 270 days. In such event either party may terminate this Lease by giving written notice of termination to the other party within 10 days after the giving of such notice by Landlord. Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures or other improvements which may have previously been placed in the Premises by Tenant. In the event of termination, Base Rent and Additional Rent shall be paid only to the date of the fire or casualty. During any time that the Premises are untenantable due to causes set forth in this Paragraph, Base Rent and Additional Rent shall be abated. Notwithstanding the foregoing, even if the Premises are not rendered untenantable in whole or in part by fire or other casualty, Landlord will have the right to terminate this Lease upon 10 days’ prior written notice to Tenant if (i) the Building is substantially destroyed and Landlord decides not to restore it or to restore it in such a way as to materially alter the Premises, (ii) the insurance proceeds available to Landlord to restore the Building are, in Landlord’s opinion, inadequate to do so or (iii) less than 12 months remains on this Lease at the time the restoration will be completed. Upon any such termination, Landlord and Tenant shall each be released from all further liability under this Lease accruing after the effective termination date.
Any insurance which may be carried by Landlord or Tenant against loss or damage in the Building or the Premises shall be for the sole benefit of the party carrying such insurance and nothing herein contained shall require Landlord to carry insurance on Tenant’s contents.
i. 14. COMPLIANCE WITH LAWS. Tenant shall promptly comply with all laws, guidelines, rules, regulations and requirements of the Federal, State, County and City governments applicable to the Premises, including but not limited to the Americans with Disabilities Act, applicable environmental laws and those for the correction, prevention and abatement of nuisances, unsafe conditions, or other grievances arising from or pertaining to the use or occupancy of the Premises.
ii. 15. LATE PAYMENT DAMAGE AND ATTORNEYS’ FEES. Tenant agrees to promptly pay all Base Rent, Additional Rent and other charges that accrue under this Lease. If any monies shall remain unpaid for 5 days after the same become due and payable, without waiving such default or any other available rights and remedies, Landlord shall be entitled to a late charge of 18% per annum of the payment overdue, computed on a per diem basis from the date it was due and a late fee of 5% of the payment overdue. In addition, upon request of Landlord, Tenant shall reimburse Landlord for all costs incurred by Landlord in the enforcement of any of the provisions of this Lease and/or the collection of any sums due to Landlord under this Lease (including, without limitation, collection agency fees, court costs (including expert witness fees whenever such term is used in this instrument) and reasonable attorneys’ fees through all appellate actions and proceedings and enforcement or collection proceedings).
iii. 16. TENANT’S DEFAULT; LANDLORD’S REMEDIES:
B. A. Each of the following events shall be a default by Tenant and a breach by Tenant of this Lease:
i. (i) If Tenant fails to pay Landlord any installment of Base Rent, Additional Rent or other charge required to be paid by Tenant under this Lease as and when the same becomes due and payable;
ii. (ii) If Tenant fails to perform or comply with any of the non monetary agreements, terms, covenants or conditions hereof on Tenant’s part to be performed and such lack of performance or lack of compliance shall continue for a period of 10 days after notice by Landlord to Tenant or, if such performance or compliance cannot be reasonably had within such 10 day period, Tenant shall not in good faith have commenced such performance or compliance within such 10 day period and shall not diligently proceed to completion;

iii. (iii) If a judgment is entered against Tenant or a levy under execution or attachment shall be made against Tenant or its property and such judgment, execution or attachment shall not be satisfied, stayed, vacated or removed by payment, court order, bonding or otherwise within a period of 15 days after entry of such judgment or levy under execution or attachment;
iv. (iv) If Tenant notifies Landlord, at any time prior to the Term Commencement Date, that Tenant does not intend to take occupancy of the Premises upon the Term Commencement Date, or Tenant shall fail to promptly move into and take possession of the Premises when the Premises are ready for occupancy or shall cease to do business in or abandon any substantial portion of the Premises;
v. (v) If Tenant shall remove or permit the removal of any furniture, fixtures or equipment from the Premises other than in the ordinary course of its business;
vi. (vi) If Tenant fails more than twice within any 12 month period to observe or perform any covenant, condition, or agreement of this Lease (including without limitation the payment of Rent), regardless of whether such defaults shall have been cured by Tenant, the third default shall at the election of Landlord, in its sole and absolute discretion, be deemed a noncurable default;
vii. (vii) The filing of an involuntary petition against Tenant under the Bankruptcy Code or any state or other federal law relating to bankruptcy or insolvency that is not dismissed within 60 days after being filed or the making or entry of a decree or order by a court or determination by any regulatory or governmental agency, if any, having jurisdiction over Tenant (a) that Tenant is a bankrupt or insolvent, (b) approving as properly filed a petition seeking reorganization of Tenant under the Bankruptcy Code or any state or other federal law relating to bankruptcy or insolvency, (c) appointing a receiver or liquidator or trustee in bankruptcy or insolvency of Tenant or of its property or any substantial portion of its property, or (d) winding up or liquidating the affairs of Tenant; and
viii. (viii) If Tenant shall (a) institute proceedings to be adjudged a voluntary bankrupt, (b) consent to the filing of a bankruptcy proceeding against it, (c) file a petition or answer or consent seeking reorganization or readjustment under the Bankruptcy Code or any state or other federal law, or otherwise invoke any law for the aid of debtors, or consent to the filing of any such petition, (d) consent to the appointment of a receiver or liquidator or trustee in bankruptcy or insolvency of it or of its property or any substantial portion of its property, (e) make an assignment for the benefit of the creditors, or (f) admit in writing its inability to pay its debts generally as they become due.
ix. (ix) Failure to pay labor or material men or any other vendors resulting in recordation of lien unless same is discharged within 10 days of filing.

C. B. Upon default or breach by Tenant of this Lease, Landlord may, at its option, take any, some or all of the following actions:
i. (i) Give notice to Tenant at any time after default or breach specifying Tenant’s default or defaults, and stating that this Lease and the Term shall expire and terminate on the date specified in such notice. Upon the date specified in such notice, this Lease and the Term and all rights of Tenant under this Lease shall expire and terminate as if that date were the date fixed for the expiration of the Term. No state or federal court receiver, trustee or liquidator appointed for Tenant shall be entitled to enforce this Lease or prevent its termination by Landlord.
ii. (ii) Bring summary proceedings against Tenant pursuant to the provisions of applicable law and rules of procedure and cause the distraint of Tenant’s property.
iii. (iii) Re-enter and repossess the Premises, in which event Tenant agrees to immediately surrender the Premises to Landlord. Tenant shall nevertheless remain and continue liable to Landlord in a sum equal to all Base Rent, Additional Rent and other charges reserved herein for the remainder of the then existing Term with Tenant responsible to pay Landlord immediately all such rents and charges that are capable of ascertainment, with other charges that are not susceptible of ascertainment to be paid to Landlord periodically as soon as such charges can be ascertained.
iv. (iv) Repair and alter the Premises in such manner as Landlord deems necessary or advisable in order to let or relet the Premises for the whole, or any part of the, remainder of the Term or for a longer period, in Landlord’s name or as the agent of Tenant. From any monies collected or received as a result of such letting or reletting, Landlord shall first pay to itself the cost and expense of retaking, repossession, repairing or altering the Premises, including the cost and expense of removing all persons and property therefrom; second, pay to itself the cost and expense sustained in securing any new tenants; and, third, pay to itself any balance remaining on account of the liability of Tenant to Landlord for a sum equal to all Base Rent, Additional Rent and charges reserved herein and unpaid by Tenant for the remainder of the Term. No re-entry by Landlord, whether had or taken under summary proceedings or otherwise, shall absolve or discharge Tenant from liability hereunder.
v. (v) Declare all Base Rent, Additional Rent and any other charges due or to become due for the entire remaining Term immediately due and payable and accelerate same so that the full amount of all such rent and other charges shall become immediately due and payable by Tenant, and Landlord may collect all such unpaid rent and other sums by distress or otherwise.
vi. (vi) Take any and all other action and pursue all other rights and remedies provided at law or in equity or under this Lease or any other instrument referred to herein or related hereto.
Should any monies collected by Landlord pursuant to any of the provisions of this Paragraph be insufficient to fully pay to Landlord a sum equal to all Base Rent, Additional Rent and other charges reserved herein, Tenant shall remain liable for any such deficiency and the right of Landlord to recover from Tenant the amount thereof or a sum equal to all Base Rent, Additional Rent and other charges reserved herein shall survive the issuance of any dispossessory warrant or other termination hereof.

Tenant, for and on behalf of itself, and all persons claiming through or under Tenant, waives any and all right of redemption or re-entry or repossession or to restore the operation of this Lease in case Tenant shall be disposed by judgment or by warrant of any court or judge or in case of re-entry or repossession by Landlord and Landlord and Tenant, so far as permitted by law, waive and will waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises or any claim of injury or damage.
The rights of Landlord as contained in this Paragraph 16 shall survive any termination of this Lease.
i. 17. NO WAIVER AND CUMULATIVE REMEDIES. No waiver of any provision of this Lease by either party shall be deemed to imply or constitute a further waiver by such party of the same or any other provision hereof. The rights and remedies of Landlord under this Lease are cumulative and are not intended to be exclusive and the use of one shall not be taken to exclude or waive the right of use of another, and Landlord shall be entitled to pursue all rights and remedies available to landlords under the laws of the State of Florida. Landlord may accept partial payments without waiving any rights and without same constituting a waiver of Tenant’s default.
ii. 18. RIGHT OF ENTRY. Landlord, or any of its agents, shall have the right (but not the obligation) to enter the Premises during all reasonable hours, and after reasonable prior notice (which need not be written), to examine the same or to make such repairs, additions or alterations as Landlord may deem necessary. In the event of an emergency, Landlord or its agents may (but shall not be obligated to) enter the Premises at any time without notice to appraise and correct the emergency condition. Tenant also grants Landlord or its agents the right after reasonable prior notice (which need not be written) to exhibit the Premises at any time within 180 days before the expiration of the Term.
iii. 19. PERSONAL PROPERTY. All personal property placed or moved into the Building or parking area shall be at the risk of Tenant or other owner and Landlord shall not be liable for any damage to personal property, or to Tenant, arising from the bursting or leaking of water pipes or otherwise from any act or omission of any cotenant or occupant of the Building or of any other person. Any damages to the Building arising out of Tenant’s bringing of personal property into the Building shall be repaired by Landlord at the sole cost and expense of Tenant.
iv. 20. INDEMNIFICATION OF LANDLORD; INSURANCE; SUBROGATION WAIVER. Tenant agrees to indemnify Landlord and its managing agent, if any, against all liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees through all appellate actions and proceedings) arising from or in any way connected with the Premises or any acts, omissions, neglect or fault of Tenant or any of Tenant’s Agents including but not limited to any breach of this Lease and any death, personal injury or property damage occurring in or about the Premises or other part of the Building, including the parking and outside areas, and the introduction of or disturbance of any existing hazardous or toxic materials or substances.

Tenant agrees that, at all times during the Term (as well as prior and subsequent thereto if Tenant or any of Tenant’s Agents shall then use or occupy any portion of the Premises), it shall keep in force, with an insurance company licensed to do business in the State in which the Premises are located, which insurance company shall be acceptable to Landlord in its sole discretion, commercial general liability and special form property insurance for Tenant’s personalty and leasehold improvements in a combined single limit of not less than $2,000,000 for bodily injury and property damage per occurrence as to liability and 100% full replacement cost as to property damage (without deductible insofar as liability coverage is concerned). Tenant shall also maintain throughout the Term worker’s compensation insurance with not less than the maximum statutory limits of coverage; employee’s non-owned and hired vehicle insurance for any non-owned vehicles that are used by Tenant’s employees in the course of Tenant’s business in an amount of not less than $1,000,000; if Tenant owns or leases any vehicles used in the operation of its business, commercial automobile insurance in an amount of not less than $1,000,000; business interruption insurance sufficient to cover Tenant’s overhead and payroll for at least six months; and such other insurance as Landlord may reasonably require and as is customarily carried by businesses similar to Tenant’s business, in such amounts and conditions as Landlord may reasonably require. Such policies shall: (a) include Landlord, its managing agent, and such other parties as Landlord may designate as parties insured; (b) be considered primary insurance; and (c) provide that it may not be cancelled or changed without at least 30 days’ prior written notice from the insurer to each party insured thereunder; and (c) in the case of insurance covering the Building interior improvements name Landlord as Loss Payee. Landlord understands and agrees that Tenant shall not be responsible for any payment for property insurance for the building itself except as outlined above.
Upon request from time to time, Tenant shall furnish Landlord with duplicate original certificates of all such paid-up insurance. In the event of damage to or destruction of the Premises, Tenant shall have the obligation promptly to repair or restore Tenant’s property to its original or better condition.
Each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty; Landlord and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors’ insurance policies provide that such a release or waiver shall not invalidate the insurance, and each party hereby agrees to obtain such a clause or an endorsement of like effect (so long as the same shall be obtainable) and furnish evidence thereof to the other party from time to time upon request. Tenant acknowledges that Landlord is not obligated to carry insurance on Tenant’s furniture, furnishings, fixtures, equipment and/or improvements, and agrees that Landlord shall not be obligated to repair any damage thereto or replace the same.
i. 21. LANDLORD’S MORTGAGE; ESTOPPEL CERTIFICATE; SUBORDINATION. Landlord shall have the unrestricted right to sell, lease, mortgage and refinance the Building. Tenant agrees, within 10 days after request, to execute such instruments as Landlord or its mortgagee or the purchaser of the Building (the “Purchaser”) shall require, certifying whether this Lease is in full force and effect and listing any modifications. This statement, commonly known as an estoppel certificate, is intended to be for the benefit of Landlord, any Purchaser, lessor of the Building or mortgagee of Landlord, and any purchaser or assignee of Landlord’s mortgagee. The estoppel certificate will also contain such other information as Landlord or its mortgagee or the Purchaser or the lessor may reasonably request.

This Lease is and at all times shall be subject and subordinate to all present and future mortgages and long term leases which may affect the Building, and to all recastings, renewals, modifications, consolidations, replacements, and extensions of any such mortgage(s). The foregoing shall be self-operative and any mortgagee shall require no further instrument of subordination. In addition to the foregoing, at Landlord’s request, Tenant will execute any instruments and/or certificates required to carry out the intent hereof. In addition to all other remedies, if Tenant fails at any time to execute any such instrument, Landlord is hereby irrevocably appointed attorney-in-fact (which appointment is coupled with an interest) on behalf of Tenant with full power and authority on behalf of Tenant to subordinate this Lease to any present or future mortgage or other lien on the Premises or the Building.
i. 22. NOTICES. A notice sent under this Lease shall be addressed to the party to receive it and mailed certified mail, return receipt requested, nationally recognized overnight delivery service such as Federal Express or hand delivered to the party to receive the notice at the address set forth below. Notice will be deemed given, in the case of hand delivery or overnight delivery service, when delivered to the party’s address set forth above, and, in the case of mailing, 3 days after depositing such notice properly addressed with sufficient postage in a mail box or other mail facility maintained by the United States Postal Service. Notice given by the attorney for any party shall be as effective as if given by that party. Until further notice the addresses for Landlord and Tenant shall be as follows:

Landlord:	3001 Griffin Partners LLC
3501 Griffin Rd
Ft Lauderdale Fl 33312
Tenant:	Vapor Corporation
3001 Griffin Rd and
3091 Griffin Rd
Dania Beach, FL 33312
Attn:
Fax Number:
i. 23. RULES AND REGULATIONS. Tenant agrees to abide by all Rules and Regulations contained as Exhibit “c” attached hereto and made a part hereof, as reasonably amended and supplemented in the sole discretion of Landlord from time to time.
ii. 24. ENTIRE AGREEMENT. This Lease contains the entire agreement between the parties regarding the subject matters referred to herein, and supersedes all prior oral and written agreements between them regarding such matters. It may be modified only by an agreement in writing signed by Landlord and Tenant. No offer of surrender of the Premises shall be binding unless accepted by Landlord in writing.

iii. 25. HEIRS AND ASSIGNS. This Lease shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and permitted assigns of both parties. If more than one person and/or entity shall be named herein as Tenant, each such person or entity shall be jointly and severally liable.
iv. 26. PEACEFUL POSSESSION. Subject to the terms and conditions of this Lease, Landlord agrees that Tenant shall peaceably have, hold and enjoy the premises without hindrance or molestation by Landlord.
v. 27. EMINENT DOMAIN. If all or any portion of the Premises shall be taken (except temporarily) by any condemnation or eminent domain proceedings, at Landlord’s election this Lease shall terminate on the effective date of the taking. Landlord shall be entitled to all awards for such taking, except that Tenant shall be entitled to make a separate claim against the condemning authority for moving expenses and for damage to fixtures installed in the premises by and at the expense of Tenant; provided that any award made to Tenant shall be in addition to, and shall not reduce, any award which Landlord may claim in connection with such taking, and further provided that in no event shall Tenant have any claim for the value of the unexpired Term. The same provisions apply if Landlord sells the Building to a public entity under threat of a taking. Notwithstanding the foregoing, even if the Premises are not affected in whole or in part by a taking, Landlord shall have the right to terminate this Lease upon 10 days’ prior written notice to Tenant if in Landlord’s judgment a material portion of the Building or the Property shall be taken by condemnation or eminent domain proceedings. Upon any such termination, Landlord and Tenant shall each be released from all further liability under this Lease accruing after the effective termination date.
If this Lease is not terminated in accordance with the foregoing provisions of this Paragraph, the Base Rent shall be ratably reduced according to the area of the Premises which is taken and “Tenant’s Share” (as defined in Paragraph 5) shall be appropriately reduced.
i. 28. SURRENDER OF PREMISES; HOLDING OVER. Tenant agrees to surrender the Premises including all fixtures permanently attached thereto, to Landlord at the end of the Term in as good condition as they were at the commencement of Tenant’s occupancy, ordinary wear and tear excepted, provided, however, that upon Landlord’s request, Tenant shall remove all fixtures and equipment affixed to the Premises by Tenant and restore the Premises to such condition prior to the earlier of the end of the Term or the date Tenant is required to vacate the Premises. Tenant will pay to Landlord upon request all damages that Landlord may suffer on account of Tenant’s failure to surrender possession as and when aforesaid and Tenant will indemnify Landlord against all liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees through all appellate actions and proceedings, including enforcement and collection proceedings) arising out of Tenant’s delay in so delivering possession, including but not limited to claims of any succeeding tenant.
Without limiting Landlord’s rights and remedies, if, Tenant holds over in possession of the Premises beyond the end of the Term, during the holdover period Monthly Rent shall be double the amount of the adjusted Monthly Rent payable for the last month of the Term.

i. 29. CONSTRUCTION LIENS. The interest of Landlord in and to the Property, the Building, the Premises, and/or any part of either, and the income therefrom, shall not be subject to liens for improvements made, or caused to be made, by Tenant. Tenant will not permit any construction liens, mechanic’s liens or other liens to be placed upon the Premises, the Building or the Property, and nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Premises or any part thereof, nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to any construction, mechanic’s or other liens against the Premises, the Building, or the Property. If any such lien is recorded against or attached to the Premises, the Building, or the Property, Tenant shall bond against or discharge same within 10 days after Tenant’s receipt of actual notice that the same has been so recorded or attached.
ii. 30. TRANSFER BY LANDLORD. If Landlord’s interest in the Building shall terminate by operation of law, bona fide sale, or execution or foreclosure sale, Landlord shall thereupon be released from all further liability to Tenant under this Lease and Landlord’s successor shall thereupon become liable to Tenant for all further obligations of Landlord under this Lease. Landlord shall have the free and unrestricted right to sell, transfer or assign the Property, or any part thereof.
iii. 31. ATTORNMENT AND MORTGAGEE’S REQUESTS. If any mortgagee of the Building comes into possession or ownership of the Premises or acquires Landlord’s interest by foreclosure of the mortgage or otherwise, upon the mortgagee’s request Tenant will attorn to the mortgagee.
i. 32. PARKING.
B. A. Landlord shall provide Tenant during the Term with 55 unassigned parking spaces (the “Parking Spaces”) for car(s) in the Building parking areas. Tenant shall not permit its employees or invitees or agents to park in the four assigned spaces reserved for other tenants of the Building. Which assigned spaces shall be selected by the Landlord.
C. B. The parking areas and the parking referred to herein shall be used on a nonexclusive basis, except as provided above in paragraph A, with other occupants of the Building and members of the public.
D. C. Landlord may establish such controls and rules and regulations regarding parking that Landlord may deem desirable and may amend them from time to time in Landlord’s sole discretion.
E. D. Landlord shall have the right to tow or otherwise remove vehicles improperly parked, blocking ingress or egress lanes, or violating parking rules, at the expense of the offending Tenant and/or owner of the vehicle.

F. 33. MISCELLANEOUS.
G. A. If any term or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and condition of this Lease shall be valid and be enforceable to the fullest extent permitted by law. This Lease shall be construed in accordance with the laws of the State of Florida. Landlord and Tenant agree to submit to the personal jurisdiction of and that the venue for any proceeding under or relating to this Lease shall be in any court serving the county where the Property is located.
H. B. Tenant acknowledges that it has not relied upon any statement, representation, prior or contemporaneous written or oral promises, agreements or warranties, except such as are expressed herein. This Lease contains the entire agreement between the parties relating to the subject matter hereof and all agreements and understandings are merged herein. This Lease may not be modified except in writing, executed by both Landlord and Tenant.
I. C. Tenant shall pay before delinquency all taxes assessed during the Term against any occupancy interest in the Premises or personal property of any kind owned by or placed in, upon or about the Premises by Tenant.
J. D. Each party represents and warrants that it has not dealt with any agent or broker in connection with this transaction except for  _____  RW Banks Real Estate Inc. If either party’s representation and warranty as aforesaid proves to be untrue, such party shall indemnify the other party against all resulting liabilities, costs expenses, claims, demands and causes of action, including reasonable attorneys’ fees through all appellate actions and proceedings. The foregoing shall survive the end of the Term.
K. E. Neither this Lease nor any memorandum hereof shall be recorded by Tenant.
L. F. All Exhibits hereto shall form a part of this Lease.
M. G. Time is of the essence to each and every obligation of Tenant hereunder.
N. H. Landlord is not, nor does Landlord hereby, in any way or for any purpose, become a partner of Tenant in the conduct of Tenant’s business or otherwise, a joint venturer, or a member of a joint enterprise with Tenant by virtue of this Lease.

O. 34. STATUTORY NOTICE REQUIREMENT. Tenant hereby acknowledges receipt of the following notice as required by Chapter 88-285, Laws of Florida:
i. i. RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.
ii. 35. LIMITATION ON LANDLORD’S LIABILITY. Notwithstanding any contrary provision of this Lease, Tenant shall look solely to the interest of Landlord or its successor (as landlord hereunder) in the Building for the satisfaction of any judgment or other judicial process requiring the payment of money as a result of any negligence or breach of this Lease by Landlord or such successor, and no other assets of Landlord or such successor (or of any beneficial owners, partners, corporations and/or others comprising, affiliated or in any way related to Landlord or such successor) shall be subject to levy execution or other enforcement procedure for the satisfaction of Tenant’s judgment in any of such events.
iii. 36. RELOCATION OF TENANT. Omitted
iv. 37. Omitted
v. 38. WAIVER OF TRIAL BY JURY. IT IS MUTUALLY AGREED BY AND BETWEEN LANDLORD AND TENANT THAT THE RESPECTIVE PARTIES HERETO SHALL AND THEY DO HEREBY WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, AND TENANT’S USE OR OCCUPANCY OF THE PREMISES, WHETHER SUCH CLAIM IS IN CONTRACT, TORT OR OTHERWISE. TENANT FURTHER AGREES THAT IT SHALL NOT INTERPOSE ANY COUNTERCLAIM OR COUNTERCLAIMS IN A SUMMARY PROCEEDING.
vi. 39. Options to Renew, Tenant shall have three one year options to renew the term which shall be conditioned on the following:
Tenant must be in good standing and not in default under the lease, tenant must provide Landlord with two months prior written notice of its intention to exercise each option period and Tenant must have exercised the immediately prior option in order to exercise a subsequent option. All terms of the lease shall remain the same except Base Rent will be increased as indicated in paragraph 4.
i. 40. RIGHT OF 1ST OFFER FOR ADDITIONAL SPACE. There are two residential apartments within the building(s) in which Tenant is located. During the term of this lease, or any extension thereof, and provided Tenant is not in default hereunder, Tenant will have right of 1st offer to lease an apartment unit if and when it becomes vacant. The rent shall be the same as such vacating tenant would have been charged for the apartment should the Tenant have extended with subsequent increases in rent of 10% yearly. Landlord will notify Tenant of the availability of an apartment unit and Tenant shall have 15 days to notify Landlord if Tenant will rent the apartment. Should Tenant fail to notify Landlord of its intention to rent the apartment within said 15 days then Tenant will lose its right to lease the apartment until such unit is subsequently rented and again vacated.

IN WITNESS WHEREOF, the parties have signed and delivered this Lease as of the day and year first above written.

Witnesses as to Landlord:	LANDLORD:

3501 Griffin Partners LLC.
a Florida Limited Liability corporation

Print Name

By:

Name:

Print Name		As its:	President

Witnesses as to Tenant:	TENANT:

a corporation

Print Name

By:

Name:

Print Name		As its:

Exhibit “A” — Floor Plan
Exhibit “B” — Tenant Work Letter
Exhibit “C” — Rules and Regulations
Exhibit “D” — Tenant Acceptance Letter
Exhibit “D” — Site Plan

EXHIBIT "A"

FLOOR PLANS

3001 Griffin Road – 1st Floor

LOADING DOCK
RAMP
DISPLAY AREA
OFFICE
OFFICE
UP
OFFICE AREA (4,304 SQ.F.)
DISPLAY AREA
WAREHOUSE (2,834 SQ.F.)
OFFICE
OFFICE
BREAK ROOM
SHOWROOM
UP
WOMEN
MEN
HALL
DISPLAY AREA
BUSINESS OFFICE
TOILET
OFFICE
CONFERENCE
COUNTER
SHOWROOM
OFFICE
UP
AREA:
OFFICE: 4,304 SQ.F.
WAREHOUSE: 2,834 SQ.F.
STORAGE MEZZANINE: 2,350 SQ.F.
TOTAL: 9,488 SQ.F.
1 A2.0
FIRST FLOOR PLAN
SCALE: 1/8" = 1'-0"
N

<u>EXHIBIT "A"</u>

<u>FLOOR PLANS</u>

3001 Griffin Road – 2nd Floor

STORAGE MEZZANINE (2,350 SQ.F.)
WAREHOUSE BELOW
DN
NOT PART OF OFFICE
DN
AREA:
OFFICE: 4,304 SQ.F.
WAREHOUSE: 2,834 SQ.F.
STORAGE MEZZANINE: 2,350 SQ.F.
TOTAL: 9,488 SQ.F.
2
A2.0
SECOND FLOOR PLAN
SCALE: 1/8" = 1'-0"
N

EXHIBIT "A"

FLOOR PLANS

3091 Griffin Road – 1st & 2nd Floors

GROUND FLOOR PLAN
SECOND FLOOR PLAN
Not part of office/warehouse
WINDOW SCHEDULE
DOOR SCHEDULE
ROOM FINISH SCHEDULE
MS ARCHITECTS, INC.
ARCHITECTS, PLANNERS
COMMERCIAL BUILDING FOR
SUN INTERNATIONAL
W. GRIFFIN ROAD, DANIA, FLORIDA
SHEET:
A-3
OF:

(Sketches, cross-hatching, dimensions and area calculations are for illustrative purposes only and are not intended to detail the actual physical boundaries, dimensions or square footage of the Premises.)
EXHIBIT “B”
TENANT WORK LETTER
Landlord is not required to perform any work on the Premises and Tenant accepts the Premises “AS IS”,
I. Tenant acknowledges that Landlord has no obligations to make improvements to the Premises and, Tenant accepts the Premises “AS IS.”
II. Any work done to the Premises by Tenant will require prior approval by Landlord, All work will be done in accordance with applicable building codes and regulations including the obtaining of any required permits.

EXHIBIT “C”
RULES AND REGULATIONS
1. DEFINITIONS: Wherever in these Rules and Regulations the word “Tenant” is used, it shall be taken to apply to and include the Tenant and its agents, employees, invitees, licensees, subtenants, and contractors, and is to be deemed of such number and gender as the circumstances require. The words “Room” and “Premises” are to be taken to mean and include the space covered by this Lease. The word “Landlord” shall be taken to include the employees and agents of Landlord.
2. OPERATIONS: The streets, sidewalks, entrances, halls, passages, elevators, stairways, and other common area provided by Landlord shall not be obstructed by Tenant, or used by it for any other purpose than for ingress and egress.
3. WASHROOMS: Toilet rooms, water closets, and other water apparatus shall not be used for any purpose other than those for which they were constructed.
4. INSURANCE REGULATIONS: Tenant shall not do anything in the Premises, or bring or keep anything therein, which will in any way increase or tend to increase the risk of fire or the rate of fire insurance, or which will conflict with the regulations of the Fire Department or the Fire laws, or with the rules and regulations, of the Fire Insurance Rating Organization, or equivalent bodies, or with any insurance policy on the Building or any part thereof, or with any law, ordinance, rule, or regulation affecting the occupancy and use of the Premises, now existing or hereafter enacted or promulgated by any public authority or by the Fire Insurance Rating Organization, or any equivalent body.
5. GENERAL PROHIBITIONS: In order to insure proper use and care of the Premises, Tenant shall not:
a.	Keep animals or birds in the Premises.
b.	Use the Premises or any rooms therein as sleeping apartments.
c.	Allow any sign, advertisement, or notice to be fixed to the Building, inside or outside, without the Landlord’s written consent.
d.
Make improper noises or disturbances of any kind; sing, play or operate any musical instrument, radio or televisions, or have any music or noise emanating from the Premises that is audible by any other tenants in the Building, without consent of Landlord, or otherwise do anything to disturb other tenants or tend to injure the reputation of the Building.

e.
Place anything on the outside of the Building, including roof setbacks, window ledges, and other projections or drop anything from the windows, stairways, or parapets; or place trash or other matter in the halls, stairways, elevators, or light wells of the Building.

f.	Leave the Premises without locking doors and extinguishing all lights.
g.	Install any shades, blinds, or awnings, except building standard window coverings, without consent of Landlord.
h.
Manufacture any commodity, or prepare or dispense any foods or beverages, whether by vending or dispensing machines or otherwise, or alcoholic beverages, tobacco, drugs, flowers, or other commodities or articles without the written consent of Landlord.

i.
Secure duplicate keys for rooms or toilets, except from Landlord, or change the locks of any doors to or in the Premises. Landlord shall have access, however, to the Premises during all reasonable times and emergency situations.

j.	omitted
k.	Use, store, and dispose of toxic or dangerous substances without proper prior approval of governing authority and Landlord.
l.	No smoking shall be permitted anywhere in the Building except in Landlord designated smoking areas, if any.
a.	a) m. Tenant will not distribute or cause to be distributed in or around the Building or Common Areas, any hand bills or other advertising devices.
n.	Tenant shall not cause or permit strong, unusual, offensive or objectionable noise, odors, fumes, dust or vapors to emanate or be dispelled from the Premises.
6. BUSINESS MACHINES: Business machines and mechanical equipment which cause vibration, noise, cold or heat that may be transmitted to Building structure, or to any leased space outside premises shall be placed and maintained by Tenant, at its sole cost and expense, in settings of cork, rubber, or spring type vibration eliminators sufficient to absorb and prevent such vibration, noise, cold or heat. No business machines, computers or mechanical equipment or any other thing whatsoever such as files or books which exceed the existing floor load capacity of 80 pounds per square foot or require unusually high amounts of electricity shall be used or installed in the Premises without Landlord’s prior written consent.

7. MOVEMENT OF EQUIPMENT: Landlord reserves the right to designate the time and the method whereby freight, small office equipment, furniture, safes, and other like articles may be brought into, moved, or removed from the Building or Premises, and to designate the location for temporary disposition of such items. In no event shall any of the foregoing items be taken from Tenant’s Premises for the purpose of removing same from the Building without the express consent of both Landlord and Tenant.
8. omitted
9. REGULATION CHANGE: Landlord shall have the right to make such additional rules and regulations as in the judgment of Landlord may from time to time be needed for the safety, appearance, care, and cleanliness of the Building and the Property and for the preservation of good order therein; Landlord shall not be responsible to Tenant for any violation of rules and regulations by other tenants.
10. CERTAIN RIGHTS RESERVED TO LANDLORD: The Landlord reserves the following rights:
a. To name or change the name of the Building and to change the street address of the Building.
b. To install and maintain a sign or signs on the exterior or interior of the Building.
1. 2)

EXHIBIT “D”
TENANT ACCEPTANCE LETTER
This declaration is hereby attached to and made part of the lease agreement dated  _____, 201_ entered into by and between                                          as Landlord and                                          as Tenant.
The undersigned, as Tenant, hereby confirms as of the  _____  day of  _____, 201_ the following:
1. Tenant has accepted possession of the Premises (Lease Drafter: Insert Property Name-unbolded, Ste_____), on  _____, 200_ and is currently able to occupy the same.
2. The Term Commencement Date and the obligation to commence the payment of rent commenced or will commence on  _____, 200_.
3. All alterations and improvements required to be performed by Landlord pursuant to the terms of the Lease to prepare the entire Premises for Tenant’s initial occupancy have been satisfactorily completed, except for the following:
                                                                                                                              ..
4. As of the date hereof, Landlord has fulfilled all of its obligations under the Lease.
5. The Lease is in full force and effect and has not been modified, altered, or amended, except pursuant to any instruments described above, if any.
6. There are no offsets or credits against Base Rent or Additional Rent, nor has any Base Rent or Additional Rent been prepaid except as provided pursuant to the terms of the Lease.
7. Tenant has no notice of any prior assignment, hypothecation, or pledge of the Lease or any Rent due under the Lease.

WITNESS:	TENANT:

By:
As:

EXHIBIT "E"

SITE PLAN

GRIFFIN ROAD (S.W. 40TH STREET)
S.W. 30TH AVENUE
ASPHALT PARKING
TWO STORY COMMERCIAL BUILDING
"AVON PARK" (44-4 B.C.R.)
BLOCK 1
SKETCH OF BOUNDARY SURVEY
MILLER LEGG
Engineers • Planners • Surveyors
Landscape Architects
Environmental Professionals
CIN AND LINDY PROPERTIES, L.L.C.
PARCEL 'A' "AVON PARK" (44-2)
BROWARD COUNTY, FLORIDA